CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 27, 2023, with respect to the financial statements of Allspring Managed Account CoreBuilder Shares – Series SM, one of the funds comprising Allspring Funds Trust, as of December 31, 2022, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 24, 2023